Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-249548 and 333-254357 on Form S-8 and Registration Statement No. 333-268859 on Form S-1 of our report dated March 23, 2023, relating to the consolidated financial statements of Eargo, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

San Jose, California

March 23, 2023